Exhibit 10.1

JPMorgan Chase Bank, National Association
P.O.  Box 161
60 Victoria Embankment
London EC4Y 0JP
England

August 7, 2014

To:                             PHH Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
Attention:              President and Chief Executive Officer

Re:          Master Confirmation—Collared Accelerated Share Repurchase

This master confirmation (this “Master Confirmation”), dated as of August 7, 2014, is intended to set forth certain terms and provisions of certain Transactions (each, a “Transaction”) entered into from time to time between J.P. Morgan Securities LLC (“JPMS”), as agent for JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”), and PHH Corporation, a Maryland corporation (“Counterparty”).  This Master Confirmation, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction.  The additional terms of any particular Transaction shall be set forth in (i) a Supplemental Confirmation in the form of Schedule A hereto (a “Supplemental Confirmation”), which shall reference this Master Confirmation and supplement, form a part of, and be subject to this Master Confirmation, and (ii) a Trade Notification in the form of Schedule B hereto (a “Trade Notification”), which shall reference the relevant Supplemental Confirmation and supplement, form a part of, and be subject to such Supplemental Confirmation.  This Master Confirmation, each Supplemental Confirmation and the related Trade Notification together shall constitute a “Confirmation” as referred to in the Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Master Confirmation.  This Master Confirmation, each Supplemental Confirmation and the related Trade Notification evidence a complete binding agreement between Counterparty and JPMorgan as to the subject matter and terms of each Transaction to which this Master Confirmation, such Supplemental Confirmation and such Trade Notification relate and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

This Master Confirmation, each Supplemental Confirmation and each Trade Notification supplement, form a part of, and are subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if JPMorgan and Counterparty had executed the Agreement on the date of this Master Confirmation (but without any Schedule except for (i) the election of New York law as the governing law (without reference to its choice of law provisions) and (ii) the election that subparagraph (ii) of Section 2(c) will not apply to the Transactions).

The Transactions shall be the sole Transactions under the Agreement.  If there exists any ISDA Master Agreement between JPMorgan and Counterparty or any confirmation or other agreement between JPMorgan and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between JPMorgan and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which JPMorgan and Counterparty are parties, the Transactions shall not be considered Transactions under, or otherwise governed by, such existing or deemed ISDA Master Agreement, and the

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43240
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 25 Bank Street, Canary Wharf, London E14 5JP
Authorised by the Office of the Comptroller of the Currency in the jurisdiction of the USA.
Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct
Authority and to limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request.

occurrence of any Event of Default or Termination Event under the Agreement with respect to either party or any Transaction shall not, by itself, give rise to any right or obligation under any such other agreement or deemed agreement.  Notwithstanding anything to the contrary in any other agreement between the parties or their Affiliates, the Transactions shall not be “Specified Transactions” (or similarly treated) under any other agreement between the parties or their Affiliates.

All provisions contained or incorporated by reference in the Agreement shall govern this Master Confirmation, each Supplemental Confirmation and each Trade Notification except as expressly modified herein or in the related Supplemental Confirmation.

If, in relation to any Transaction to which this Master Confirmation, a Supplemental Confirmation and a Trade Notification relate, there is any inconsistency between the Agreement, this Master Confirmation, such Supplemental Confirmation, such Trade Notification and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Trade Notification; (ii) such Supplemental Confirmation; (iii) this Master Confirmation; (iv) the Equity Definitions; and (v) the Agreement.

1.             Each Transaction constitutes a Share Forward Transaction for the purposes of the Equity Definitions.  Set forth below are the terms and conditions that, together with the terms and conditions set forth in the Supplemental Confirmation and Trade Notification relating to any Transaction, shall govern such Transaction.

General Terms.

Trade Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Buyer:	Counterparty

Seller:	JPMorgan

Shares:	The common stock of Counterparty, par value USD 0.01 per share (Exchange symbol “PHH”).

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges.

Prepayment/Variable Obligation:	Applicable

Prepayment Amount:	For each Transaction, as set forth in the related Supplemental Confirmation.

Prepayment Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Contract Fee:

For each Transaction, as set forth in the related Supplemental Confirmation. On the Prepayment Date, Buyer shall pay Seller an amount in USD equal to the Contract Fee in immediately available funds by wire transfer to an account specified by Seller.

Valuation.

Hedge Period:

For each Transaction, the period from, and including, the first Exchange Business Day immediately following the Trade Date for such Transaction to, and including, the Hedge Completion Date for such Transaction.

For each Transaction, unless the Hedging Threshold Price as specified in the Supplemental Confirmation for such Transaction is “Not Applicable”, if at any time during the

Hedge Period for such Transaction, the arithmetic average of the VWAP Prices for each Exchange Business Day in such Hedge Period equals or exceeds such Hedging Threshold Price, (i) JPMorgan shall have the right to terminate the Hedge Period for such Transaction as of such time and (ii) the Calculation Agent may make adjustments as are necessary in its commercially reasonable and good faith opinion to the Minimum Share Threshold for such Transaction, the Maximum Share Threshold for such Transaction and any other variable or term relevant to the terms of such Transaction and, for the purposes of calculating the Number of Shares to be Delivered for such Transaction, shall adjust the Prepayment Amount for such Transaction, to preserve the fair value of such Transaction to JPMorgan and ensure that JPMorgan’s, or its affiliate’s, initial theoretical delta for such Transaction is equal to the number of Shares purchased by JPMorgan or such affiliate during the Hedge Period for such Transaction at the time of such termination.

Hedge Completion Date:

For each Transaction, as set forth in the related Trade Notification, to be the Exchange Business Day on which JPMorgan, or an affiliate thereof, completes the establishment of JPMorgan’s initial hedge position with respect to such Transaction, as determined by JPMorgan in its sole discretion.

For each Transaction, JPMorgan shall deliver to Counterparty, no later than 5:00 p.m. (New York City time) on the Exchange Business Day immediately following the Hedge Completion Date for such Transaction, a Trade Notification for such Transaction, substantially in the form of Schedule B hereto, setting forth, among other things, the Hedge Completion Date for such Transaction, the Hedge Period Reference Price for such Transaction, the Minimum Shares for such Transaction and the Maximum Shares for such Transaction.

Hedge Period Reference Price:	For each Transaction, the arithmetic average of the VWAP Prices for all of the Exchange Business Days in the Hedge Period for such Transaction, subject to “Valuation Disruption” below.

VWAP Price:

For any Exchange Business Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for United States exchanges and quotation systems, during the regular trading session for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades in the consolidated system on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3) under the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), as determined in good faith and in a commercially reasonable manner by the Calculation Agent (all such trades other than any trades described in clauses (i) to (iv) above, “Rule 10b-18 Eligible Transactions”). Counterparty acknowledges that the Calculation Agent may refer to the Bloomberg Page “PHH US <Equity> AQR SEC” (or any successor thereto), in its judgment, for such Exchange Business Day to determine the VWAP Price.

Forward Price:	For each Transaction, the arithmetic average of the VWAP Prices for all of the Exchange Business Days in the Calculation Period for such Transaction, subject to “Valuation Disruption” below.

Forward Price Adjustment Amount:	For each Transaction, as set forth in the related Supplemental Confirmation.

Calculation Period:	For each Transaction, the period from, and including, the Calculation Period Start Date for such Transaction to, and including, the Termination Date for such Transaction.

Calculation Period Start Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Termination Date:

For each Transaction, the Scheduled Termination Date for such Transaction; provided that JPMorgan shall have the right to designate any Exchange Business Day on or after the First Acceleration Date to be the Termination Date for all of such Transaction (an “Accelerated Termination Date”) by delivering notice to Counterparty of any such designation prior to 6:00 p.m. (New York City time) on the Exchange Business Day immediately following the designated Accelerated Termination Date.

Scheduled Termination Date:	For each Transaction, as set forth in the related Supplemental Confirmation, subject to postponement as provided in “Valuation Disruption” below.

First Acceleration Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Valuation Disruption:

The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Scheduled Trading Day during the Hedge Period, the Calculation Period or Settlement Valuation Period” after the word “material,” in the third line thereof.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Notwithstanding anything to the contrary in the Equity Definitions, if a Disrupted Day occurs (i) in the Hedge Period or the Calculation Period, the Calculation Agent may, in its good faith and commercially reasonable discretion, postpone the Scheduled Termination Date, or (ii) in the Settlement Valuation Period, the Calculation Agent may extend the Settlement Valuation Period. The Calculation Agent may also determine that (i) such Disrupted Day is a Disrupted Day in full, in which case the VWAP Price for such Disrupted Day shall not be included for purposes of determining the Hedge Period Reference Price, the Forward Price or the Settlement Price, as the case may be, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the VWAP Price for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 Eligible Transactions in the Shares on such Disrupted Day taking into account the nature and duration of the relevant Market Disruption Event, and the weighting of the VWAP Price for the relevant Exchange Business Days during the Hedge Period, the Calculation Period or the Settlement Valuation Period, as the case may be, shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Hedge Period Reference Price, the Forward Price or the Settlement Price, as the case may be, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares. Any Exchange Business Day on which, as of the date hereof, the Exchange is scheduled to close prior to its normal close of trading shall be deemed not to be an Exchange Business Day; if a closure of the Exchange prior to its normal close of trading on any Exchange Business Day is scheduled following the date hereof, then such Exchange Business Day shall be deemed to be a Disrupted Day in full.

If a Disrupted Day occurs during the Hedge Period for any Transaction, the Calculation Period for any Transaction or the Settlement Valuation Period for any Transaction, as the case may be, and each of the nine immediately following Scheduled Trading Days is a Disrupted Day (a “Disruption Event”), then the Calculation Agent, in its good faith and commercially reasonable discretion, may deem such Disruption Event (and each consecutive Disrupted Day thereafter) to be either (x) a Potential Adjustment Event in respect of such Transaction or (y) an Additional Termination Event in respect of such Transaction, with Counterparty as the sole Affected Party and such Transaction as the sole Affected Transaction.

Settlement Terms.

Settlement Procedures:	For each Transaction:

(i) if the Number of Shares to be Delivered for such Transaction is positive, Physical Settlement shall be applicable to such Transaction; provided that the “Representation and Agreement” contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Counterparty is the Issuer of the Shares; or

(ii) if the Number of Shares to be Delivered for such Transaction is negative, then the Counterparty Settlement Provisions in Annex A hereto shall apply to such Transaction.

Number of Shares to be Delivered:

For each Transaction, a number of Shares (rounded down to the nearest whole number) equal to (i) the Prepayment Amount for such Transaction, divided by (ii)(A) the Forward Price for such Transaction minus (B) the Forward Price Adjustment Amount for such Transaction; provided that the Number of Shares to be Delivered shall not be less than the Minimum Shares and not greater than the Maximum Shares. The Number of Shares to be Delivered on the Settlement Date for any Transaction shall be reduced, but not below zero, by any Shares delivered pursuant to “Initial Share Delivery” and “Minimum Share Delivery” below. For the avoidance of doubt, if the Forward Price Adjustment Amount for any Transaction is a negative number, clause (ii) of the immediately preceding sentence shall be equal to (A) the Forward Price for such Transaction, plus (B) the absolute value of the Forward Price Adjustment Amount.

Excess Dividend Amount:	For the avoidance of doubt, all references to the Excess Dividend Amount shall be deleted from Section 9.2(a)(iii) of the Equity Definitions.

Settlement Date:	For each Transaction, if the Number of Shares to be Delivered for such Transaction is positive, the date that is one Settlement Cycle immediately following the Termination Date for such Transaction.

Settlement Currency:	USD

Initial Share Delivery:

For each Transaction, JPMorgan shall deliver a number of Shares equal to the Initial Shares for such Transaction to Counterparty on the Initial Share Delivery Date for such Transaction in accordance with Section 9.4 of the Equity Definitions, with such Initial Share Delivery Date deemed to be a “Settlement Date” for purposes of such Section 9.4.

Initial Share Delivery Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Initial Shares:	For each Transaction, as set forth in the related Supplemental Confirmation.

Minimum Share Delivery:	For each Transaction, JPMorgan shall deliver a number of Shares equal to the excess, if any, of the Minimum Shares over the Initial Shares on the Minimum Share Delivery

Date for such Transaction in accordance with Section 9.4 of the Equity Definitions, with such Minimum Share Delivery Date deemed to be a “Settlement Date” for purposes of such Section 9.4.

Minimum Share Delivery Date:	For each Transaction, the date one Settlement Cycle immediately following the Hedge Completion Date for such Transaction.

Minimum Shares:	For each Transaction, as set forth in the related Supplemental Confirmation.

Minimum Share Threshold:	For each Transaction, as set forth in the related Supplemental Confirmation.

Maximum Shares:	For each Transaction, as set forth in the related Supplemental Confirmation.

Maximum Share Threshold:	For each Transaction, as set forth in the related Supplemental Confirmation.

Hedging Threshold Price:	For each Transaction, as set forth in the related Supplemental Confirmation.

Share Adjustments.

Potential Adjustment Event:

In addition to the events described in Section 11.2(e) of the Equity Definitions, it shall constitute an additional Potential Adjustment Event if (x) the Scheduled Termination Date for any Transaction is postponed pursuant to “Valuation Disruption” above (including, for the avoidance of doubt, pursuant to Section 7 hereof), (y) a Regulatory Disruption as described in Section 7 occurs or (z) a Disruption Event occurs. In the case of any event described in clause (x), (y) or (z) above occurs, the Calculation Agent may, in its commercially reasonable discretion and acting in good faith, adjust any relevant terms of such Transaction as necessary to preserve as nearly as practicable the fair value of such Transaction to JPMorgan prior to such postponement, Regulatory Disruption or Disruption Event, as the case may be.

Excess Dividend:

Any dividend or distribution on the Shares (other than any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or any Extraordinary Dividend). “Extraordinary Dividend” means the per Share cash dividend or distribution, or a portion thereof, declared by Counterparty on the Shares that is classified by the board of directors of Counterparty as an “extraordinary” dividend.

Consequences of Excess Dividend:

The declaration by the Issuer of any Excess Dividend, the ex-dividend date for which occurs or is scheduled to occur during the Relevant Dividend Period for any Transaction, shall, at JPMorgan’s election acting in good faith and a commercially reasonable manner, either (x) constitute an Additional Termination Event in respect of such Transaction, with Counterparty as the sole Affected

Party and such Transaction as the sole Affected Transaction or (y) result in an adjustment, by the Calculation Agent, to the Minimum Shares, Minimum Share Threshold, Maximum Shares or Maximum Share Threshold as the Calculation Agent reasonably determines appropriate to preserve the fair value of such Transaction after taking into account such Excess Dividend.

Method of Adjustment:	Calculation Agent Adjustment

Relevant Dividend Period:	For each Transaction, the period from, and including, the Trade Date for such Transaction to, and including, the Relevant Dividend Period End Date for such Transaction.

Relevant Dividend Period End Date:	For each Transaction, if the Number of Shares to be Delivered for such Transaction is negative, the last day of the Settlement Valuation Period; otherwise, the Termination Date for such Transaction.

Extraordinary Events.

Consequences of Merger Events:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment

(c) Share-for-Combined:	Component Adjustment

Tender Offer:

Applicable; provided that (a) Section 12.1(l) of the Equity Definitions shall be amended by (i) deleting the parenthetical in the fifth line thereof, (ii) replacing “that” in the fifth line thereof with “whether or not such announcement” and (iii) adding immediately after the words “Tender Offer” in the fifth line thereof “, and any publicly announced change or amendment to such an announcement (including, without limitation, the announcement of an abandonment of such intention)” and (b) Sections 12.3(a) and 12.3(d) of the Equity Definitions shall each be amended by replacing each occurrence of the words “Tender Offer Date” by “Announcement Date.”

Notwithstanding anything to the contrary in Section 12.1(d) of the Equity Definitions, in respect of any Transaction, JPMorgan and Counterparty agree that for purposes of determining whether any event has resulted in any entity or person purchasing, or otherwise obtaining or having the right to obtain (as such concepts are used in Section 12.1(d) of the Equity Definitions), greater than 10% of the outstanding voting shares of the Issuer, voting shares of the Issuer that such entity or person has purchased, or otherwise obtained or has the right to obtain, prior to the Trade Date for such Transaction (as determined by the Calculation Agent in accordance with Section 12.1(d) of the Equity Definitions) shall be disregarded.

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Modified Calculation Agent Adjustment

(c) Share-for-Combined:	Modified Calculation Agent Adjustment

Nationalization, Insolvency or Delisting:

Cancellation and Payment; provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

(a) Change in Law:

Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation” and (ii) replacing the word “Shares” where it appears in clause (X) thereof with the words “Hedge Positions”; provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

(b) Failure to Deliver:	Applicable

(c) Insolvency Filing:	Applicable

(d) Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.

Hedging Party:	JPMorgan

Determining Party:	JPMorgan

(e) Hedging Disruption:	Applicable

Hedging Party:	JPMorgan

Determining Party:	JPMorgan

(f) Increased Cost of Hedging:	Applicable

Hedging Party:	JPMorgan

Determining Party:	JPMorgan

(g) Increased Cost of Stock Borrow:	Applicable

Initial Stock Loan Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.

Hedging Party:	JPMorgan

Determining Party:	JPMorgan

Hedging Adjustments:

For the avoidance of doubt, whenever the Calculation Agent is called upon to make an adjustment pursuant to the terms of this Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent shall make such adjustment by reference to the effect of such event on JPMorgan, assuming that JPMorgan maintains a commercially reasonable Hedge Position.

Determining Party Provisions:

Following any determination or calculation by the Determining Party hereunder, upon a written request by Counterparty, the Determining Party will promptly (but in any event within three Exchange Business Days) provide to Counterparty a report displaying in reasonable detail the basis for such determination or calculation, as the case may be, it being understood and agreed that the Determining Party shall not be obligated to disclose any proprietary or confidential models or any other confidential or proprietary information, in each case, used by it for such determination or calculation.

Non-Reliance/Agreements and Acknowledgements Regarding Hedging Activities/Additional Acknowledgements:	Applicable

2. Calculation Agent.

JPMorgan; provided that, following the occurrence of an Event of Default described in Section 5(a)(vii) of the Agreement with respect to which JPMorgan is the Defaulting Party, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act as the Calculation Agent. Whenever the Calculation Agent is required to act or to exercise judgment in any way with respect to any Transaction hereunder, it will do so in good faith and in a commercially reasonable manner.

Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent will promptly (but in any event within three Exchange Business Days) provide to Counterparty a report displaying in reasonable detail the basis for such determination or calculation, as the case may be, it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or any other confidential or proprietary information, in each case, used by it for such determination or calculation.

3.                                      Account Details.

(a)                                 Account for payments to Counterparty:

Bank:                                          JPMorgan Chase Bank, N.A.

ABA#:                                      021000021

Acct No.:                         323-018688

Beneficiary:         PHH Corporation

Ref:                                                    ASR

Account for delivery of Shares to Counterparty:

Delivery by DTC to Counterparty’s transfer agent.

(b)                                 Account for payments to JPMorgan:

Bank:                                          JPMorgan Chase Bank, N.A., New York

ABA#:                                      021000021

Acct No.:                         099997979

Swift Code:            CHASUS33XXX

Beneficiary:   JPMorgan Chase Bank, N.A.

Ref:                                                    OTC Derivatives

Account for delivery of Shares to JPMorgan:

DTC 0352

4.                                      Offices.

(a)                                 The Office of Counterparty for each Transaction is: Inapplicable, Counterparty is not a Multibranch Party.

(b)                                 The Office of JPMorgan for each Transaction is: London

JPMorgan Chase Bank, National Association
London Branch
P.O.  Box 161
60 Victoria Embankment
London EC4Y 0JP
England

5.                                      Notices.

(a)                                 Address for notices or communications to Counterparty:

PHH Corporation
3000 Leadenhall Road

Mailstop PCFI
Mt. Laurel, NJ 08054
Attention:                                         Hugo Arias, Vice President & Interim Treasurer
Telephone No.:             (856) 917-0108
Facsimile No.:                   (856) 917-4278
Email Address:              hugo.arias@phh.com

(b)                                 Address for notices or communications to JPMorgan:

JPMorgan Chase Bank, National Association
EDG Marketing Support
Email:            edg_notices@jpmorgan.com

edg_ny_corporate_sales_support@jpmorgan.com

Facsimile No:                      1-866-886-4506

With a copy to:

Attention:                                         Jason Shrednick
Title:                                                                    Executive Director
Telephone No.:             212-622-6392
Facsimile No.:                   917-464-6770
Email Address:              jason.shrednick@jpmorgan.com

6.                                      Representations, Warranties and Agreements.

(a)                                 Additional Representations, Warranties and Covenants of Each Party.  In addition to the representations, warranties and covenants in the Agreement, each party represents, warrants and covenants to the other party that:

(i)                                     It is an “eligible contract participant” (as such term is defined in the Commodity Exchange Act, as amended).

(ii)                                  Each party acknowledges that the offer and sale of each Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) thereof.  Accordingly, each party represents and warrants to the other that (A) it has the financial ability to bear the economic risk of its investment in each Transaction and is able to bear a total loss of its investment, (B) it is an “accredited investor” as that term is defined under Regulation D under the Securities Act and (C) the disposition of each Transaction is restricted under this Master Confirmation, the Securities Act and state securities laws.

(b)                                 Additional Representations, Warranties and Covenants of Counterparty.  In addition to the representations, warranties and covenants in the Agreement, Counterparty represents, warrants and covenants to JPMorgan that:

(i)                                     As of the Trade Date for each Transaction hereunder, Counterparty is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.  Each of this Master Confirmation and the Supplemental Confirmation for such Transaction has been duly authorized, executed and delivered by Counterparty and (assuming due authorization, execution and delivery thereof by JPMorgan) this Master Confirmation, as supplemented by such Supplemental Confirmation, constitutes a valid and legally binding obligation of Counterparty.  Counterparty has all corporate power to enter into this Master Confirmation, such Supplemental Confirmation and the Trade Notification for such Transaction and to consummate the transactions contemplated hereby and thereby and to purchase the Shares and deliver any Settlement Shares in accordance with the terms hereof and thereof.

(ii)                                  As of the Trade Date for each Transaction hereunder, the execution and delivery by Counterparty of, and the performance by Counterparty of its obligations under, this Master Confirmation and the Supplemental Confirmation for such Transaction, and the consummation of the transactions herein and therein contemplated, do not conflict with or violate (A) any provision of the articles of incorporation or by-laws of Counterparty, (B) any statute or order, rule, regulation or judgment of any court or governmental agency or body having jurisdiction over Counterparty in any material respect or (C) any material contractual restriction binding on or affecting Counterparty.

(iii)                               As of the Trade Date for each Transaction hereunder, all governmental and other consents that are required to have been obtained by Counterparty with respect to performance, execution and delivery of this Master Confirmation and the Supplemental Confirmation for such Transaction have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(iv)                              As of the Trade Date for each Transaction hereunder, (A) such Transaction is being entered into pursuant to a publicly disclosed Share buy-back program and its Board of Directors has approved the use of derivatives to effect the Share buy-back program, and (B) there is no internal policy of Counterparty that would prohibit Counterparty from entering into any aspect of such Transaction, including, without limitation, the purchases of Shares to be made pursuant to such Transaction.

(v)                                 As of the Trade Date for each Transaction hereunder, the purchase or writing of such Transaction and the transactions contemplated hereby will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act.

(vi)                              As of the Trade Date for each Transaction hereunder, it is not entering into such Transaction (A) on the basis of, and is not aware of, any material non-public information regarding Counterparty or the Shares, (B) in anticipation of, in connection with, or to facilitate, a distribution of its securities, a self tender offer or a third-party tender offer in violation of the Exchange Act or (C) to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares).

(vii)                           Counterparty (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least USD 50,000,000 as of the date hereof.

(viii)                        As of the Trade Date for each Transaction hereunder, Counterparty is in compliance in all material respects with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it through such Trade Date pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ix)                              Counterparty has made, and will make, all filings required to be made by it with the Securities and Exchange Commission, any securities exchange or any other regulatory body with respect to each Transaction.

(x)                                 The Shares are not, and Counterparty will not cause the Shares to be, subject to a “restricted period” (as defined in Regulation M promulgated under the Exchange Act) at any time during any Regulation M Period (as defined below) for any Transaction unless Counterparty has provided written notice to JPMorgan of such restricted period not later than the Scheduled Trading Day immediately preceding the first day of such “restricted period”; Counterparty acknowledges that any such notice may cause a Disrupted Day to occur pursuant to Section 6(c) below; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 8 below.  Counterparty is not currently contemplating any “distribution” (as defined in Regulation M promulgated under the Exchange Act) of Shares, or any security for which Shares are a “reference security” (as defined in Regulation M promulgated under the Exchange Act).  “Regulation M Period” means, for any Transaction, (A) the Relevant Period (as defined below) for such Transaction, (B) the Settlement Valuation Period, if any, for such Transaction and (C) the Seller Termination Purchase Period (as defined below), if any, for such Transaction.  “Relevant Period” means, for any Transaction, the period commencing on the first day of the Hedge Period for such Transaction and ending on the later of (1) the earlier of (x) the Scheduled Termination Date and (y) the last Additional Relevant Day (as specified in the related Supplemental Confirmation) for such Transaction, or such earlier day as elected by JPMorgan and communicated to

Counterparty on such day (or, if later, the First Acceleration Date without regard to any acceleration thereof pursuant to “Special Provisions for Acquisition Transaction Announcements” below) and (2) if Section 15 is applicable to such Transaction, the date on which all deliveries owed pursuant to Section 15 have been made.

(xi)                              As of the Trade Date, the Prepayment Date, the Initial Share Delivery Date, the Minimum Share Delivery Date, the Settlement Date, any Cash Settlement Payment Date and any Settlement Method Election Date for each Transaction, Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)) and on the relevant date, Counterparty would be able to purchase a number of Shares with a value equal to the Prepayment Amount in compliance with the laws of the jurisdiction of Counterparty’s incorporation.

(xii)                           Counterparty is not, and after giving effect to each Transaction will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xiii)                        Other than the Master Confirmation—Uncollared Accelerated Share Repurchase Agreement of even date herewith between JPMorgan and Counterparty (the “Uncollared ASR Agreement”), Counterparty has not entered, and will not enter, into any repurchase transaction with respect to the Shares (or any security convertible into or exchangeable for the Shares) (including, without limitation, any agreements similar to the Transactions described herein) where any initial hedge period, calculation period, relevant period, settlement valuation period or seller termination purchase period (each however defined) in such other transaction will overlap at any time (including, without limitation, as a result of extensions in such initial hedge period, calculation period, relevant period, settlement valuation period or seller termination purchase period as provided in the relevant agreements) with any Relevant Period, any Settlement Valuation Period (if applicable) or any Seller Termination Purchase Period (if applicable) under this Master Confirmation.  In the event that the initial hedge period, relevant period, calculation period or settlement valuation period in any other transaction overlaps with any Relevant Period, any Settlement Valuation Period (if applicable) or any Seller Termination Purchase Period (if applicable) under this Master Confirmation as a result of any postponement of the Scheduled Termination Date or extension of the Settlement Valuation Period pursuant to “Valuation Disruption” above or any analogous provision in such other transaction, Counterparty shall promptly amend such other transaction (excluding the Uncollared ASR Agreement) to avoid any such overlap. Notwithstanding the foregoing, nothing in this Section 6(b)(xii) shall prohibit or apply to the repurchase of Shares by Counterparty from holders of awards granted under Counterparty’s equity incentive plans for the purpose of paying the tax withholding obligations arising from vesting of, or paying the exercise price in connection with the exercise of, or reacquiring Shares as a result of the forfeiture of, any such awards (collectively, “Permitted Purchases”).

(xiv)                       Counterparty shall, at least one day prior to the first day of the Hedge Period, the Settlement Valuation Period, if any, or the Seller Termination Purchase Period, if any, for any Transaction, notify JPMorgan of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception set forth in paragraph (b)(4) of Rule 10b-18 under the Exchange Act (“Rule 10b-18”) by or for Counterparty or any of its “affiliated purchasers” (as defined in Rule 10b-18) during each of the four calendar weeks preceding such day and during the calendar week in which such day occurs (“Rule 10b-18 purchase” and “blocks” each being used as defined in Rule 10b-18), which notice shall be substantially in the form set forth in Schedule C hereto.

(xv)                          As of the Trade Date for each Transaction hereunder, and as of the date of any election with respect to any Transaction hereunder, there has not been any Merger Announcement (as defined below).

(c)                                  Additional Representations, Warranties and Covenants of JPMorgan.  In addition to the representations, warranties and covenants in the Agreement, JPMorgan represents, warrants and covenants to Counterparty that:

(i)                                     JPMorgan agrees to use commercially reasonable efforts, during the Calculation Period and any Settlement Valuation Period (as defined in Annex A) for any Transaction, to make all purchases of Shares in connection with such Transaction in a manner that would comply with the limitations set forth in clauses (b)(1), (b)(2), (b)(3) and (b)(4) and (c) of Rule 10b-18, as if such rule were applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond JPMorgan’s control; provided that, during the Calculation Period, the foregoing agreement shall not apply to purchases made to dynamically hedge for JPMorgan’s own account or the account of its affiliate(s) the optionality arising under a Transaction (including, for the avoidance of doubt, timing optionality); provided further that, without limiting the generality of the first sentence of this Section 6(c)(i), JPMorgan shall not be responsible for any failure to comply with Rule 10b-18(b)(3) to the extent any transaction that was executed (or deemed to be executed) by or on behalf of Counterparty or an “affiliated purchaser” (as defined under Rule 10b-18) pursuant to a separate agreement is not deemed to be an “independent bid” or an “independent transaction” for purposes of Rule 10b-18(b)(3).

(ii)                                  In connection with each Transaction, JPMorgan represents and warrants to Counterparty that it has not, at any time on or before the Trade Date for such Transaction, discussed any offsetting transaction(s) in respect of such Transaction with any third party.

(iii)                               Within one Exchange Business Day of purchasing any Shares on behalf of Counterparty pursuant to the once-a-week block exception set forth in paragraph (b)(4) of Rule 10b-18, JPMorgan shall notify Counterparty of the total number of Shares so purchased.

(iv)                              On the first Exchange Business Day of each week, JPMorgan shall provide weekly reports (the “Weekly Reports”) in connection with such Transaction to Counterparty and to such other persons or agents of Counterparty as Counterparty shall reasonably designate in writing, by electronic mail to Counterparty or its designee. Each Weekly Report shall include the ADTV in the Shares for each Scheduled Trading Day during the immediately preceding week (as defined and determined in accordance with Rule 10b-18, as defined herein), the VWAP Price for each such Scheduled Trading Day and the high and low price on each such Scheduled Trading Day. For the avoidance of doubt and notwithstanding anything to the contrary in the two immediately preceding sentences, the VWAP Price for purposes of this Master Confirmation shall be determined pursuant to the language opposite the caption “VWAP Price” in Section 1 of this Master Confirmation under the heading “Valuation” and not on the basis of, or by reference to, the VWAP Price set forth in any Weekly Report.

(v)                                 As of the Trade Date for each Transaction hereunder, JPMorgan is a national banking association duly organized, validly existing and in good standing under the laws of the United States. Each of this Master Confirmation and the Supplemental Confirmation for such Transaction has been duly authorized, executed and delivered by JPMorgan and (assuming due authorization, execution and delivery thereof by Counterparty) this Master Confirmation, as supplemented by such Supplemental Confirmation, constitutes a valid and legally binding obligation of JPMorgan. JPMorgan has all corporate power to enter into this Master Confirmation and such Supplemental Confirmation and to consummate the transactions contemplated hereby and thereby and to sell the Shares and deliver any Settlement Shares in accordance with the terms hereof and thereof.

(d)                                 Additional Tax Representations, Warranties and Covenants of JPMorgan.

(i)             For the purpose of Section 3(f) of the Agreement, JPMorgan represents that JPMorgan is the beneficial owner of all payments for, under or in connection with each Transaction.

(ii)          For the purpose of Section 4(a)(i) of the Agreement, JPMorgan agrees to deliver to Counterparty correct and properly executed United States Internal Revenue Service Form W-9 from JPMorgan Chase Bank, National Association (doing business as JPMorgan), in form and substance reasonably satisfactory to Counterparty, at the following times: (i) upon execution of this Master Confirmation, (ii) promptly upon reasonable demand by Counterparty and (iii) promptly upon learning that any such form previously provided by JPMorgan has become obsolete or incorrect.

7.                                      Regulatory Disruption.  In the event that JPMorgan concludes in good faith and in a reasonable manner that, based on the advice of counsel, it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures similarly applicable to equity derivatives transactions and consistently applied are imposed by law or have been voluntarily adopted by JPMorgan), for it to refrain from or decrease any market activity on any Scheduled Trading Day or Days during the Hedge Period, the Calculation Period or, if applicable, the Settlement Valuation Period, JPMorgan may by written notice to Counterparty elect to deem that a Market Disruption Event has occurred and will be continuing on such Scheduled Trading Day or Days.  For the avoidance of doubt, JPMorgan may take into account any hedging (including the unwind of any hedge position) and settlement activity in connection with the 2009 Bond Hedge, the 2009 Warrant, and the Other ASR Agreement (each as defined below) in determining whether it would be appropriate for it to so refrain from or decrease any market activity.

8.                                      10b5-1 Plan.  Counterparty represents, warrants and covenants to JPMorgan that:

(a)                                 Counterparty is entering into this Master Confirmation and each Transaction hereunder in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) or any other antifraud or anti-manipulation provisions of the federal or applicable state securities laws and that it has not entered into or altered and will not enter into or alter any corresponding or hedging transaction or position with respect to the Shares other than the Uncollared ASR Agreement.  Counterparty acknowledges that it is the intent of the parties that each Transaction entered into under this Master Confirmation comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-1 and each Transaction entered into under this Master Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

(b)                                 During the Hedge Period, the Calculation Period and the Settlement Valuation Period, if any, for any Transaction and in connection with the delivery of any Alternative Delivery Units for any Transaction, JPMorgan (or its agent or Affiliate) may effect transactions in Shares in connection with such Transaction.  The timing of such transactions by JPMorgan, the price paid or received per Share pursuant to such transactions and the manner in which such transactions are made, including, without limitation, whether such transactions are made on any securities exchange or privately, shall be within the sole judgment of JPMorgan.  Counterparty acknowledges and agrees that all such transactions shall be made in JPMorgan’s sole judgment and for JPMorgan’s own account.

(c)                                  Counterparty does not have, and shall not attempt to exercise, any control or influence over how, when or whether JPMorgan (or its agent or Affiliate) makes any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) in connection with any Transaction, including, without limitation, over how, when or whether JPMorgan (or its agent or Affiliate) enters into any hedging transactions.  Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation, each Supplemental Confirmation and each Trade Notification under Rule 10b5-1.

(d)                                 Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation, any Supplemental Confirmation or any Trade Notification must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c).  Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(e)                                  Counterparty shall not, directly or indirectly, communicate any information relating to the Shares or any Transaction (including, without limitation, any notices required by Section 10(a)) to any employee of JPMorgan or JPMS, other than as set forth in the Communications Procedures attached as Annex B hereto.

9.                                      Counterparty Purchases.  Counterparty (or any “affiliate” or “affiliated purchaser” as defined in Rule 10b-18) shall not, without the prior written consent of JPMorgan, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or equivalent interest, including, without limitation, a unit of beneficial interest in a trust or limited partnership or a depository share), listed contracts on the Shares or securities that are convertible into, or exchangeable or exercisable for Shares (including, without limitation, any Rule 10b-18 purchases of blocks (as defined in Rule 10b-18)) during any Relevant Period, any Settlement Valuation Period (if applicable) or any Seller Termination Purchase Period (if applicable), under this Master Confirmation. Nothing in this Section 9 shall prohibit or apply to Permitted Purchases or to any acquisition, exercise, exchange or other transaction in connection with any awards under any equity incentive plan or program of Counterparty.

10.                               Special Provisions for Merger Transactions.  Notwithstanding anything to the contrary herein or in the Equity Definitions:

(a)                                 Counterparty agrees that it:

(i)                                     will not during the period commencing on the Trade Date for any Transaction and ending on the last day of the Relevant Period or, if applicable, the later of the last day of the Settlement Valuation Period and the last day of the Seller Termination Purchase Period, for such Transaction make or, to the extent within Counterparty’s reasonable control,  permit to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction or potential Merger Transaction (a “Merger Announcement”) unless such Merger Announcement is made prior to the opening or after the close of the regular trading session on the Exchange for the Shares;

(ii)                                  shall promptly (but in any event prior to the next opening of the regular trading session on the Exchange) notify JPMorgan following any such Merger Announcement that such Merger Announcement has been made; and

(iii)                               shall promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide JPMorgan with written notice specifying (i) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date of any Merger Transaction or potential Merger Transaction that were not effected through JPMorgan or its Affiliates and (ii) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the announcement date of any Merger Transaction or potential Merger Transaction.  Such written notice shall be deemed to be a certification by Counterparty to JPMorgan that such information is true and correct.  In addition, Counterparty shall promptly notify JPMorgan of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(b)                                 Counterparty acknowledges that any such Merger Announcement or delivery of a notice with respect thereto may cause the terms of any Transaction to be adjusted or such Transaction to be terminated; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 8 above.

(c)                                  Upon the occurrence of any Merger Announcement (whether made by Counterparty or a third party), JPMorgan may acting in a commercially reasonable manner (i) make adjustments to the terms of any Transaction, including, without limitation, the Scheduled Termination Date or the Forward Price Adjustment Amount, and/or suspend the Hedge Period, the Calculation Period and/or any Settlement Valuation Period or (ii) treat the occurrence of such Merger Announcement as an Additional Termination Event with Counterparty as the sole Affected Party and the Transactions hereunder as the Affected Transactions and with the amount under Section 6(e) of the Agreement determined taking into account the fact that the Calculation Period or Settlement Valuation Period, as the case may be, had fewer Scheduled Trading Days than originally anticipated.

“Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

11.                               Special Provisions for Acquisition Transaction Announcements.  Notwithstanding anything to the contrary herein or in the Equity Definitions:

(a)                                 If an Acquisition Transaction Announcement occurs on or prior to the Settlement Date for any Transaction, then the Calculation Agent shall make such commercially reasonable adjustments to the exercise, settlement, payment or any other terms of such Transaction as the Calculation Agent determines appropriate (including, without limitation and for the avoidance of doubt, adjustments that would allow the Number of Shares to be Delivered to be less than zero), at such time or at multiple times as the Calculation Agent determines appropriate, to account for the economic effect on such Transaction of such event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, value of any commercially reasonable Hedge Positions in connection with the Transaction and liquidity relevant to the Shares or to such Transaction).  If an Acquisition Transaction Announcement occurs after the Trade Date, but prior to the First Acceleration Date of any Transaction, the First Acceleration Date shall be the date of such Acquisition Transaction Announcement.  If the Number of Shares to be Delivered for any settlement of any Transaction is a negative number, then the terms of the Counterparty Settlement Provisions in Annex A hereto shall apply.

(b)                                 “Acquisition Transaction Announcement” means (i) the announcement of an Acquisition Transaction or an event that, if consummated, would result in an Acquisition Transaction, (ii) an announcement that Counterparty or any of its subsidiaries has entered into an agreement, a letter of intent or an understanding designed to result in an Acquisition Transaction, (iii) the announcement of the intention to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, an Acquisition Transaction, (iv) any other announcement that in the reasonable judgment of the Calculation Agent is reasonably likely to result in an Acquisition Transaction, or (v) any announcement of any change or amendment to any previous Acquisition Transaction Announcement (including any announcement of the abandonment of any such previously announced Acquisition Transaction, agreement, letter of intent, understanding or intention).  For the avoidance of doubt, announcements as used in the definition of Acquisition Transaction Announcement refer to any public announcement whether made by the Issuer or a third party.

(c)                                  “Acquisition Transaction” means (i) any Merger Event (for purposes of this definition the definition of Merger Event shall be read with the references therein to “100%” being replaced by “30%” and references to “50%” being replaced by “75%” and without reference to the clause beginning immediately following the definition of Reverse Merger therein to the end of such definition), Tender Offer or Merger Transaction or any other transaction involving the merger of Counterparty with or into any third party, (ii) the sale or transfer of all or substantially all of the assets of Counterparty, (iii) a recapitalization, reclassification, binding share exchange or other similar transaction with respect to Counterparty, (iv) any acquisition by Counterparty or any of its subsidiaries where the aggregate consideration transferable by Counterparty or its subsidiaries exceeds 50% of the market capitalization of Counterparty (measured as of the relevant date of announcement), (v) any lease, exchange, transfer, disposition (including, without limitation, by way of spin-off or distribution) of assets (including, without limitation, any capital stock or other ownership interests in subsidiaries) or other similar event by Counterparty or any of its subsidiaries where the aggregate consideration transferable or receivable by or to Counterparty or its subsidiaries exceeds 30% of the market capitalization of Counterparty (measured as of the relevant date of announcement) or (vi) any transaction in which Counterparty or its board of directors has a legal obligation to make a recommendation to its shareholders in respect of such transaction (whether pursuant to Rule 14e-2 under the Exchange Act or otherwise), in each case, excluding the acquisition or sale of mortgage servicing rights or mortgage loans acquired or sold in the ordinary course of Counterparty’s business.

12.                               Acknowledgments.

(a)                                 The parties hereto intend for:

(i)                                     each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and a “forward contract” as defined in Section 101(25) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555, 556, 560 and 561 of the Bankruptcy Code;

(ii)                                  the Agreement to be a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code;

(iii)                               a party’s right to liquidate, terminate or accelerate any Transaction, net out or offset termination values or payment amounts, and to exercise any other remedies upon the occurrence of any Event of Default or Termination Event under the Agreement with respect to the other party or any Extraordinary Event that results in the termination or cancellation of any Transaction to constitute a “contractual right” (as defined in the Bankruptcy Code); and

(iv)                              all payments for, under or in connection with each Transaction, all payments for the Shares (including, for the avoidance of doubt, payment of the Prepayment Amount) and the transfer of such Shares to constitute “settlement payments” and “transfers” (as defined in the Bankruptcy Code).

(b)                                 Counterparty acknowledges that:

(i)                                     during the term of any Transaction, JPMorgan and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to such Transaction;

(ii)                                  JPMorgan and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to any Transaction including, without limitation, hedging (including the unwind of any hedge position) and settlement activity in connection with the Master Terms and Conditions for Convertible Bond Hedging Transactions dated September 23, 2009 between JPMorgan and Counterparty (the “2009 Bond Hedge”), the Master Terms and Conditions for Warrants dated September 23, 2009 between JPMorgan and Counterparty (the “2009 Warrant”) and the Master Confirmation—Uncollared Accelerated Share Repurchase of even date herewith between JPMorgan and Counterparty (the “Other ASR Agreement”);

(iii)                               JPMorgan shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the VWAP Price;

(iv)                              any market activities of JPMorgan and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Hedge Period Reference Price, the Forward Price, VWAP Price and Settlement Price, each in a manner that may be adverse to Counterparty; and

(v)                                 each Transaction is a derivatives transaction in which it has granted JPMorgan an option; JPMorgan may purchase shares for its own account at an average price that may be greater than, or less than, the price paid by Counterparty under the terms of the related Transaction.

13.                               No Collateral, Netting or Setoff.  Notwithstanding any provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral.  Obligations under any Transaction shall not be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against any other obligations of the parties, whether arising under the Agreement, this Master Confirmation, any Supplemental Confirmation or any Trade Notification, or under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against obligations under any Transaction, whether arising under the Agreement, this Master Confirmation, any Supplemental Confirmation or any Trade Notification, or under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, netting or recoupment.

14.                               Delivery of Shares.  Notwithstanding anything to the contrary herein, JPMorgan may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

15.                               Alternative Termination Settlement.  In the event that (a) an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction or (b) any Transaction is cancelled or terminated upon the occurrence of an Extraordinary Event (except as a result of (i) a Nationalization, Insolvency or Merger Event in which the consideration to be paid to holders of Shares consists solely of cash, (ii) a Merger Event or Tender Offer that is within Counterparty’s control, or (iii) an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party other than an Event of Default of the type described in Section 5(a)(iii), (v), (vi), (vii) or (viii) of the Agreement or a Termination Event of the type described in Section 5(b) of the Agreement, in each case that resulted from an event or events outside Counterparty’s control), if either party would owe any amount to the other party pursuant to Section 6(d)(ii) of the Agreement or any Cancellation Amount pursuant to Article 12 of the Equity Definitions (any such amount, a “Payment Amount”), then, in lieu of any payment of such Payment Amount, unless Counterparty makes an election to the contrary no later than the Early Termination Date or the date on which such Transaction is terminated or cancelled, Counterparty or JPMorgan, as the case may be, shall deliver to the other party a number of Shares (or, in the case of a Nationalization, Insolvency or Merger Event, a number of units, each comprising the number or amount of the securities or property that a hypothetical holder of one Share would receive in such Nationalization, Insolvency or Merger Event, as the case may be (each such unit, an “Alternative Delivery Unit”)) with a value equal to the Payment Amount, as determined by the Calculation Agent in good faith and in a commercially reasonable manner over a commercially reasonable period of time (and the parties agree that, in making such determination of value, the Calculation Agent may take into account a number of factors, including, without limitation, the market price of the Shares or Alternative Delivery Units on the Early Termination Date or the date of early cancellation or termination, as the case may be, and, if such delivery is made by JPMorgan, the prices at which JPMorgan purchases Shares or Alternative Delivery Units to fulfill its delivery obligations under this Section 15); provided that in determining the composition of any Alternative Delivery Unit, if the relevant Nationalization, Insolvency or Merger Event involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash; and provided further that Counterparty may elect that the provisions of this Section 15 above providing for the delivery of Shares or Alternative Delivery Units, as the case may be, shall not apply only if Counterparty represents and warrants to JPMorgan, in writing on the date it notifies JPMorgan of such election, that, as of such date, Counterparty is not aware of any material non-public information regarding Counterparty or the Shares and is making such election in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.  If delivery of Shares or Alternative Delivery Units, as the case may be, pursuant to this Section 15 is to be made by Counterparty, paragraphs 2 through 7 of Annex A hereto shall apply as if (A) such delivery were a settlement of such Transaction to which Net Share Settlement applied, (B) the Cash Settlement Payment Date were the Early Termination Date or the date of early cancellation or termination, as the case may be, and (C) the Forward Cash Settlement Amount were equal to (x) zero minus (y) the Payment Amount owed by Counterparty.  For the avoidance of doubt, if Counterparty validly elects for the provisions of this Section 15 relating to the delivery of Shares or Alternative Delivery Units, as the case may be, not to apply to any Payment Amount, the provisions of Article 12 of the Equity Definitions, or the provisions of Section 6(d)(ii) of the Agreement, as the case may be, shall apply.  If delivery of Shares or Alternative Delivery Units, as the case may be, is to be made by JPMorgan pursuant to this Section 15, the period during which JPMorgan purchases Shares or Alternative Delivery Units to fulfill its delivery obligations under this Section 15 shall be referred to as the “Seller Termination Purchase Period.”

16.                               Calculations and Payment Date upon Early Termination.  The parties acknowledge and agree that in calculating (a) the Close-Out Amount pursuant to Section 6 of the Agreement and (b) the amount due upon cancellation or termination of any Transaction (whether in whole or in part) pursuant to Article 12 of the Equity Definitions as a result of an Extraordinary Event, JPMorgan may (but need not) determine such amount based on (i) expected losses assuming a commercially reasonable (including, without limitation, with regard to reasonable legal and regulatory guidelines) risk bid were used to determine loss or (ii) the price at which one or more market participants would offer to sell to the Seller a block of shares of Common Stock equal in number to the Seller’s hedge position in relation to the Transaction.  Notwithstanding anything to the contrary in Section 6(d)(ii) of the Agreement or Article 12 of the Equity Definitions, all amounts calculated as being due in respect of an Early Termination Date under Section 6(e) of the Agreement or upon cancellation or termination of the relevant Transaction under Article 12 of the Equity Definitions will be payable on the day that notice of the amount payable is effective; provided that if Counterparty elects to receive or deliver Shares or Alternative Delivery Units in accordance with Section 15, such Shares or Alternative Delivery Units shall be delivered on a date selected by JPMorgan as promptly as practicable.

17.                               Limit on Beneficial Ownership.  Notwithstanding anything to the contrary in this Master Confirmation, Counterparty acknowledges and agrees that, on any day, JPMorgan shall not be obligated to receive from Counterparty any Shares, and Counterparty shall not be entitled to deliver to JPMorgan any Shares, to the extent (but only to the extent) that after such transactions JPMorgan’s ultimate parent entity would directly or indirectly “beneficially own” (as such term is defined for purposes of Section 13(d) of the Exchange Act) at any time on such day in excess of 8% of the outstanding Shares.  Any purported receipt of Shares shall be void and have no effect to the extent (but only to the extent) that after such receipt, JPMorgan’s ultimate parent entity would directly or indirectly so beneficially own in excess of 8% of the outstanding Shares.  If, on any day, any receipt of Shares by JPMorgan is not effected, in whole or in part, as a result of this Section 17, Counterparty’s obligations to deliver such Shares shall not be extinguished and any such delivery shall be effected over time by Counterparty as promptly as JPMorgan determines, such that after any such delivery, JPMorgan’s ultimate parent entity would not directly or indirectly beneficially own in excess of 8% of the outstanding Shares.

18.                               Maximum Share Delivery.  Notwithstanding anything to the contrary in this Master Confirmation, in no event shall JPMorgan be required to deliver any Shares, or any Shares or other securities comprising Alternative Delivery Units, in respect of any Transaction in excess of the Maximum Number of Shares set forth in the Supplemental Confirmation for such Transaction.

19.                               Additional Termination Events.

(a)                                 The occurrence of an event described in paragraph III of Annex B hereto will constitute an Additional Termination Event, with Counterparty as the sole Affected Party and the Transactions specified in such paragraph III as the Affected Transactions.

(b)                                 Notwithstanding anything to the contrary in Section 6 of the Agreement, if a Termination Price is specified in the Supplemental Confirmation for any Transaction, then an Additional Termination Event will occur without any notice or action by JPMorgan or Counterparty if the price of the Shares on the Exchange on two consecutive Exchange Business Days falls below such Termination Price, with Counterparty as the sole Affected Party and such Transaction as the sole Affected Transaction.

20.                               Non-confidentiality.  Neither party is permitted to disclose the terms of this Master Confirmation and any Supplemental Confirmation or Trade Notification, as applicable, other than any terms or provisions as may have been disclosed in Counterparty’s 8K filing, or as required to be disclosed in a judicial or administrative proceeding, or as or required to be disclosed by law or regulation. Notwithstanding the foregoing, JPMorgan and Counterparty hereby acknowledge and agree that, notwithstanding anything else contained in this Master Confirmation or any Supplemental Confirmation or Trade Notification, subject to Section 8(e), each is authorized to disclose, without limitations, the tax treatment and tax structure (as such terms are used in Code Section 6011 and the U.S. Treasury Regulations promulgated thereunder) of the transactions contemplated in this Master Confirmation and any Supplemental Confirmation or Trade Notification; provided that this authorization to disclose such tax treatment and tax structure is not intended to permit disclosure of any other information.

21.                               Counterparty Indemnification.  Counterparty agrees to indemnify and hold harmless JPMorgan and its officers, directors, employees, Affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities, joint or several (collectively, “Obligations”), to which an Indemnified Person may become subject arising out of or in connection with any breach by Counterparty of the covenants and agreements set forth in this Master Confirmation or any Supplemental Confirmation or any misrepresentation under this Master Confirmation, any Supplemental Confirmation or any Trade Notification, or any claim, litigation, investigation or proceeding relating thereto, regardless of whether any of such Indemnified Person is a party thereto, and to reimburse, within 30 days, upon written request, each such Indemnified Person for any reasonable legal or other expenses incurred in connection with investigating, preparation for, providing evidence for or defending any of the foregoing; provided, however, that Counterparty shall not have any liability to any Indemnified Person to the extent that such Obligations (a) are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person (and in such case, such Indemnified Person shall promptly return to Counterparty any amounts previously expended by Counterparty hereunder) or (b) are trading losses incurred by JPMorgan as part of its purchases or sales of Shares pursuant to this Master Confirmation, any Supplemental Confirmation or any Trade Notification (unless such trading losses are related to the breach of any agreement, term or covenant herein).

22.                               Assignment and Transfer.  Notwithstanding anything to the contrary in the Agreement, JPMorgan may assign any of its rights or duties hereunder to any one or more of its Affiliates without the prior written consent of Counterparty; provided that (x) unless the assignee’s obligations hereunder are guaranteed on a full and unconditional basis by JPMorgan Chase & Co., no such assignment may be made if such Affiliate’s credit standing is materially weaker than the credit standing of JPMorgan at the time of such assignment and (y) no such assignment may be made if such assignment would be reasonably expected to have material, adverse tax consequences with respect to Counterparty hereunder.  Notwithstanding any other provision in this Master Confirmation to the contrary requiring or allowing JPMorgan to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, JPMorgan may designate any of its Affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform JPMorgan’s obligations in respect of any Transaction and any such designee may assume such obligations.

JPMorgan may assign the right to receive Settlement Shares to any third party who may legally receive Settlement Shares.  JPMorgan shall be discharged of its obligations to Counterparty only to the extent of any such performance.  For the avoidance of doubt, JPMorgan hereby acknowledges that notwithstanding any such designation hereunder, to the extent any of JPMorgan’s obligations in respect of any Transaction are not completed by its designee, JPMorgan shall be obligated to continue to perform or to cause any other of its designees to perform in respect of such obligations.

23.                               Amendments to the Equity Definitions.

(a)                                 Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with the word “an”; and adding the phrase “or such Transaction” at the end of the sentence.

(b)                                 Section 11.2(c) of the Equity Definitions is hereby amended by (i) replacing the words “a diluting or concentrative” with “an” in the fifth line thereof, (ii) adding the phrase “or such Transaction” after the words “the relevant Shares” in the same sentence, (iii) deleting the words “dilutive or concentrative” in the sixth to last line thereof, and (iv) deleting the phrase “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing it with the phrase “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares).”

(c)                                  Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with the words “a material”; and adding the phrase “or the relevant Transaction” at the end of the sentence.

(d)                                 Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (i) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (ii) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) at JPMorgan’s option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of the ISDA Master Agreement with respect to that Issuer.”

(e)                                  Section 12.9(b)(iv) of the Equity Definitions is hereby amended by:

(i)                                     deleting (1) subsection (A) in its entirety, (2) the phrase “or (B)” following subsection (A) and (3) the phrase “in each case” in subsection (B); and

(ii)                                  replacing the phrase “neither the Non-Hedging Party nor the Lending Party lends Shares” with the phrase “such Lending Party does not lend Shares” in the penultimate sentence.

(f)                                   Section 12.9(b)(v) of the Equity Definitions is hereby amended by:

(i)                                     adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and

(ii)                                  (1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C), (3) deleting the penultimate sentence in its entirety and replacing it with the sentence “The Hedging Party will determine the Cancellation Amount payable by one party to the other” and (4) deleting clause (X) in the final sentence.

24.                               Extraordinary Dividend.  If Counterparty declares any Extraordinary Dividend that has an ex-dividend date during the period commencing on the Trade Date for any Transaction and ending of the last day of the Relevant Period or, if applicable, the later of the last day of the Settlement Valuation Period and the last day of the Seller Termination Purchase Period, for such Transaction, then prior to or on the date on which such Extraordinary Dividend is paid by Counterparty to holders of record, Counterparty shall pay to JPMorgan, for each Transaction under this Master Confirmation, an amount in cash equal to the product of

(i) the amount of such Extraordinary Dividend and (ii) the theoretical short delta number of shares as of the opening of business on the related ex-dividend date, as determined by the Calculation Agent, required for JPMorgan to hedge its exposure to such Transaction.

25.                               Status of Claims in Bankruptcy.  JPMorgan acknowledges and agrees that none of this Master Confirmation, any Supplemental Confirmation or any Trade Notification is intended to convey to JPMorgan rights against Counterparty with respect to any Transaction that are senior to the claims of common stockholders of Counterparty in any United States bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit JPMorgan’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to any Transaction; provided further that nothing herein shall limit or shall be deemed to limit JPMorgan’s rights in respect of any transactions other than any Transaction.

26.                               Wall Street Transparency and Accountability Act.  In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, nor any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the date of this Master Confirmation, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement any Trade Notification, any Supplemental Confirmation, this Master Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under any Trade Notification, any Supplemental Confirmation, this Master Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, without limitation, rights arising from Change in Law, Loss of Stock Borrow, Increased Cost of Stock Borrow, Hedging Disruption, Increased Cost of Hedging, or Illegality).

27.                               Role of Agent.  Each party agrees and acknowledges that (a) JPMS, an Affiliate of JPMorgan, has acted solely as agent and not as principal with respect to this Master Confirmation and each Transaction and (b) JPMS has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of any Transaction (including, if applicable, in respect of the settlement thereof).  Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party’s obligations under any Transaction.  JPMS is authorized to act as agent for JPMorgan.

28.                               Waiver of Jury Trial.  EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THE AGREEMENT, THIS MASTER CONFIRMATION, EACH SUPPLEMENTAL CONFIRMATION, EACH TRADE NOTIFICATION, THE TRANSACTIONS HEREUNDER AND ALL MATTERS ARISING IN CONNECTION WITH THE AGREEMENT, THIS MASTER CONFIRMATION, ANY SUPPLEMENTAL CONFIRMATION AND ANY TRADE NOTIFICATION AND THE TRANSACTIONS HEREUNDER.  EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.

29.                               Delivery or Receipt of Cash. For the avoidance of doubt, other than payment of the Prepayment Amount and any payment pursuant to Section 24 above, in each case, by Counterparty, nothing in this Master Confirmation shall be interpreted as requiring Counterparty to cash settle any Transaction, except in circumstances where cash settlement is within Counterparty’s control (including, without limitation, where Counterparty elects to deliver or receive cash, where Counterparty fails timely to elect to deliver Settlement Shares pursuant Annex A hereof in settlement of any Transaction hereunder or to deliver or receive Alternative Termination Delivery Units, or where Counterparty has made settlement by delivery of Unregistered Settlement Shares in accordance with Annex A hereof unavailable due to the occurrence of events within its control) or in those circumstances in which holders of the Shares would also receive cash.

30.                               Counterparts.  This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Master Confirmation and returning it to us.

Very truly yours,

J.P. MORGAN SECURITIES LLC, as agent for JPMorgan Chase Bank, National Association

		By:	/s/ Jason Shrednick
Authorized Signatory
Name: Jason Shrednick

Accepted and confirmed
as of the date first set
forth above:

PHH CORPORATION

By:	/s/ Glen A. Messina
Authorized Signatory
Name: Glen A. Messina, President and Chief Executive Officer

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43240
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 25 Bank Street, Canary Wharf, London E14 5JP
Authorised by the Office of the Comptroller of the Currency in the jurisdiction of the USA.
Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct
Authority and to limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request.

SCHEDULE A

FORM OF SUPPLEMENTAL CONFIRMATION

JPMorgan Chase Bank, National Association
P.O.  Box 161
60 Victoria Embankment
London EC4Y 0JP
England

[                    ], 20[    ]

To:                             PHH Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
Attention:                                         President and Chief Executive Officer

Re:                             Supplemental Confirmation—Collared Accelerated Share Repurchase

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”), and PHH Corporation, a Maryland corporation (“Counterparty”) on the Trade Date specified below.  This Supplemental Confirmation is a binding contract between JPMorgan and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.                                      This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation, dated as of August 7, 2014 (the “Master Confirmation”), between JPMorgan and Counterparty, as amended and supplemented from time to time.  All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.                                      The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[ ], 20[ ]

Forward Price Adjustment Amount:	As set forth in the Trade Notification for the Transaction, to be an amount in USD determined by reference to the Hedge Period Reference Price pursuant to the table attached hereto as Annex A.

Calculation Period Start Date:	As set forth in the Trade Notification for the Transaction, to be the first Exchange Business Day immediately following the Hedge Completion Date.

Scheduled Termination Date:	The [ ]th Scheduled Trading Day immediately following the Hedge Completion Date.

First Acceleration Date:	The [ ]th Scheduled Trading Day immediately following the Hedge Completion Date.

Prepayment Amount:	USD [ ]

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43240
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 25 Bank Street, Canary Wharf, London E14 5JP
Authorised by the Office of the Comptroller of the Currency in the jurisdiction of the USA.
Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct
Authority and to limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request.

Prepayment Date:	[ ], 20[ ]

Initial Shares:

[      ] Shares; provided that if, in connection with the Transaction, JPMorgan is unable (after using commercially reasonable efforts) to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that JPMorgan is able to so borrow or otherwise acquire; provided further that if the Initial Shares are reduced as provided in the preceding proviso, then JPMorgan shall use commercially reasonable efforts to borrow or otherwise acquire an additional number of Shares equal to the shortfall in the Initial Shares delivered on the Initial Share Delivery Date and shall deliver such additional Shares as promptly as practicable, and all Shares so delivered shall be considered Initial Shares. All Shares delivered to Counterparty in respect of the Transaction pursuant to this paragraph shall be the “Initial Shares” for purposes of “Number of Shares to be Delivered” in the Master Confirmation.

Initial Share Delivery Date:	[ ], 20[ ]

Minimum Shares:	[ ]

Minimum Share Threshold:	USD[ ]

Maximum Shares:	[ ]

Maximum Share Threshold:	USD[ ]

Hedging Threshold Price:

[The price per Share equal to the quotient of (A) the Prepayment Amount divided by (B) the product of the percentage contained in the definition of the Minimum Share Threshold and the Initial Shares.] [Not Applicable]

Maximum Stock Loan Rate:	[ ] basis points per annum

Initial Stock Loan Rate:	[ ] basis points per annum

Maximum Number of Shares:	[ ] Shares

Contract Fee:	USD [ ]

Termination Price:	USD [ ] per Share

Additional Relevant Days:	The [ ] Exchange Business Days immediately following the Calculation Period.

Reserved Shares:	Notwithstanding anything to the contrary in the Master Confirmation, as of the date of this Supplemental Confirmation, the Reserved Shares shall be equal to [ ] Shares.

3.                                      Counterparty represents and warrants to JPMorgan that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-

18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs, except as set forth in any notice delivered pursuant to Section 6(b)(xv) of the Master Confirmation.

4.                                      This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

ANNEX A

Hedge Period Reference Price		Forward Price Adjustment Amount
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]
USD	[ ]	USD	[ ]

The Forward Price Adjustment Amounts appearing in the table above are for those Hedge Period Reference Prices that appear exactly in the relevant row of such table.  For Hedge Period Reference Prices falling between the amounts appearing in such row, the Forward Price Adjustment Amount will be calculated by the Calculation Agent using linear interpolation.  If the Forward Price Adjustment Amount is otherwise not determinable pursuant to the immediately preceding sentence, because the Hedge Period Reference Price is less than USD[     ], or greater than USD[     ], the Forward Price Adjustment Amount will be determined using linear extrapolation.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Supplemental Confirmation and returning it to us.

Very truly yours,

J.P. MORGAN SECURITIES LLC, as agent for JPMorgan Chase Bank, National Association

By:
Authorized Signatory
Name:

Accepted and confirmed
as of the Trade Date:

PHH CORPORATION

By:
Authorized Signatory
Name:

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43240
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 25 Bank Street, Canary Wharf, London E14 5JP
Authorised by the Office of the Comptroller of the Currency in the jurisdiction of the USA.
Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct
Authority and to limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request.

SCHEDULE B

FORM OF TRADE NOTIFICATION

JPMorgan Chase Bank, National Association
P.O.  Box 161
60 Victoria Embankment
London EC4Y 0JP
England

[                    ], 20[    ]

To:                             PHH Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
Attention:                                         President and Chief Executive Officer

Re:                             Trade Notification—Collared Accelerated Share Repurchase

The purpose of this Trade Notification is to notify you of certain terms in the Transaction entered into between J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”), and PHH Corporation, a Maryland corporation (“Counterparty”) on the Trade Date specified below.

This Trade Notification supplements, forms part of, and is subject to the Supplemental Confirmation dated as of [                    ], 20[    ] (the “Supplemental Confirmation”) between JPMorgan and Counterparty, as amended and supplemented from time to time.  The Supplemental Confirmation is subject to the Master Confirmation dated as of August 7, 2014 (the “Master Confirmation”) between JPMorgan and Counterparty, as amended and supplemented from time to time.

Hedge Completion Date:	[ ], 20[ ]

Calculation Period Start Date:	[ ], 20[ ]

Hedge Period Reference Price:	USD [ ]

Forward Price Adjustment Amount:	USD [ ]

Very truly yours,

J.P. MORGAN SECURITIES LLC, as agent for JPMorgan Chase Bank, National Association

By:
Authorized Signatory
Name:

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43240
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 25 Bank Street, Canary Wharf, London E14 5JP
Authorised by the Office of the Comptroller of the Currency in the jurisdiction of the USA.
Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct
Authority and to limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request.

B-1

SCHEDULE C

FORM OF CERTIFICATE OF RULE 10B-18 PURCHASES

[Letterhead of Counterparty]

JPMorgan Chase Bank, National Association

c/o J.P. Morgan Securities LLC

383 Madison Avenue

7th Floor

New York, New York 10172

Re:                             Collared Accelerated Share Repurchase

Ladies and Gentlemen:

In connection with our entry into the Master Confirmation, dated as of August 7, 2014, between J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch, and PHH Corporation, a Maryland corporation, as amended and supplemented from time to time (the “Master Confirmation”), we hereby represent that set forth below is the total number of shares of our common stock purchased by or for us or any of our affiliated purchasers in Rule 10b-18 purchases of blocks (all as defined in Rule 10b-18 under the Securities Exchange Act of 1934) pursuant to the once-a-week block exception set forth in Rule 10b-18(b)(4) during the four full calendar weeks immediately preceding the first day of the [Hedge Period][Settlement Valuation Period][Seller Termination Purchase Period] (as defined in the Master Confirmation) and the week during which the first day of such [Hedge Period][Settlement Valuation Period][Seller Termination Purchase Period] occurs.

Number of Shares:

We understand that you will use this information in calculating trading volume for purposes of Rule 10b-18.

Very truly yours,

PHH CORPORATION

By:
Authorized Signatory
Name:

C-1

ANNEX A

COUNTERPARTY SETTLEMENT PROVISIONS

1.                                      The following Counterparty Settlement Provisions shall apply to any Transaction to the extent indicated under the Master Confirmation:

Settlement Currency:	USD

Settlement Method Election:

Applicable; provided that (i) Section 7.1 of the Equity Definitions is hereby amended by deleting the word “Physical” in the sixth line thereof and replacing it with the words “Net Share” and (ii) the Electing Party may make a settlement method election only if the Electing Party represents and warrants to JPMorgan in writing on the date it notifies JPMorgan of its election that, as of such date, the Electing Party is not aware of any material non-public information regarding Counterparty or the Shares and is electing the settlement method in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

Electing Party:	Counterparty

Settlement Method Election Date:

The earlier of (i) the Scheduled Termination Date and (ii) the second Exchange Business Day immediately following the Accelerated Termination Date (in which case the election under Section 7.1 of the Equity Definitions shall be made no later than 10 minutes prior to the open of trading on the Exchange on such second Exchange Business Day), as the case may be.

Default Settlement Method:	Cash Settlement

Forward Cash Settlement Amount:	An amount equal to (a) the Number of Shares to be Delivered, multiplied by (b) the Settlement Price.

Settlement Price:

An amount equal to the sum of the average of the VWAP Prices for the Exchange Business Days in the Settlement Valuation Period, plus USD [0.    ], subject to Valuation Disruption as specified in the Master Confirmation (in each case, plus interest on such amount during the Settlement Valuation Period at the rate of interest for Counterparty’s long term, unsecured and unsubordinated indebtedness, as determined by the Calculation Agent).

Settlement Valuation Period:

A number of Scheduled Trading Days selected by JPMorgan in its reasonable discretion, beginning on the Scheduled Trading Day immediately following the earlier of (i) the Scheduled Termination Date or (ii) the Exchange Business Day immediately following the Termination Date.

Cash Settlement:	If Cash Settlement is applicable, then Buyer shall pay to JPMorgan the absolute value of the Forward Cash Settlement Amount on the Cash Settlement Payment Date.

Cash Settlement Payment Date:	The Exchange Business Day immediately following the last day of the Settlement Valuation Period.

Annex A-1

Net Share Settlement Procedures:	If Net Share Settlement is applicable, Net Share Settlement shall be made in accordance with paragraphs 2 through 7 below.

2.                                      Net Share Settlement shall be made by delivery on the Cash Settlement Payment Date of a number of Shares satisfying the conditions set forth in paragraph 3 below (the “Registered Settlement Shares”), or a number of Shares not satisfying such conditions (the “Unregistered Settlement Shares”), in either case with a value equal to 101% (in the case of Registered Settlement Shares) or 105% (in the case of Unregistered Settlement Shares) of the absolute value of the Forward Cash Settlement Amount, with such Shares’ value based on the value thereof to JPMorgan (which value shall, in the case of Unregistered Settlement Shares, take into account a commercially reasonable illiquidity discount), in each case as determined by the Calculation Agent in good faith and a commercially reasonable manner.  If all of the conditions for delivery of either Registered Settlement Shares or Unregistered Settlement Shares have not been satisfied, Cash Settlement shall be applicable in accordance with paragraph 1 above notwithstanding Counterparty’s election of Net Share Settlement.

3.                                      Counterparty may only deliver Registered Settlement Shares pursuant to paragraph 2 above if:

(a)                                 a registration statement covering public resale of the Registered Settlement Shares by JPMorgan (the “Registration Statement”) shall have been filed with the Securities and Exchange Commission under the Securities Act and been declared or otherwise become effective on or prior to the date of delivery, and no stop order shall be in effect with respect to the Registration Statement; a printed prospectus relating to the Registered Settlement Shares (including, without limitation, any prospectus supplement thereto, the “Prospectus”) shall have been delivered to JPMorgan, in such quantities as JPMorgan shall reasonably have requested, on or prior to the date of delivery;

(b)                                 the form and content of the Registration Statement and the Prospectus (including, without limitation, any sections describing the plan of distribution) shall be satisfactory to JPMorgan;

(c)                                  as of or prior to the date of delivery, JPMorgan and its agents shall have been afforded a reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for underwritten offerings of equity securities and the results of such investigation are satisfactory to JPMorgan, in its discretion; and

(d)                                 as of the date of delivery, an agreement (the “Underwriting Agreement”) shall have been entered into with JPMorgan in connection with the public resale of the Registered Settlement Shares by JPMorgan substantially similar to underwriting agreements customary for underwritten offerings of equity securities, in form and substance satisfactory to JPMorgan, which Underwriting Agreement shall include, without limitation, provisions substantially similar to those contained in such underwriting agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, JPMorgan and its Affiliates and the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters.

4.                                      If Counterparty delivers Unregistered Settlement Shares pursuant to paragraph 2 above:

(a)                                 all Unregistered Settlement Shares shall be delivered to JPMorgan (or any Affiliate of JPMorgan designated by JPMorgan) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof;

(b)                                 as of or prior to the date of delivery, JPMorgan and any potential purchaser of any such shares from JPMorgan (or any Affiliate of JPMorgan designated by JPMorgan) identified by JPMorgan shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); provided that prior to receiving or being granted access to any such information, any such potential purchaser may be required by Counterparty to enter into a customary nondisclosure agreement with Counterparty in respect of any such due diligence investigation);

(c)                                  as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with JPMorgan (or any Affiliate of JPMorgan designated by JPMorgan) in connection with the private

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placement of such shares by Counterparty to JPMorgan (or any such Affiliate) and the private resale of such shares by JPMorgan (or any such Affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to JPMorgan, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, JPMorgan and its Affiliates and the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all reasonable fees and expenses of JPMorgan (and any such Affiliate) in connection with such resale, including, without limitation, all reasonable fees and documented expenses of counsel for JPMorgan, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d)                                 in connection with the private placement of such shares by Counterparty to JPMorgan (or any such Affiliate) and the private resale of such shares by JPMorgan (or any such Affiliate), Counterparty shall, if so requested by JPMorgan, prepare, in cooperation with JPMorgan, a private placement memorandum in form and substance reasonably satisfactory to JPMorgan.

5.                                      JPMorgan, itself or through an Affiliate (the “Selling Agent”) or any underwriter(s), will sell all, or such lesser portion as may be required hereunder, of the Registered Settlement Shares or Unregistered Settlement Shares and any Makewhole Shares (as defined below) (together, the “Settlement Shares”) delivered by Counterparty to JPMorgan pursuant to paragraph 6 below commencing on the Cash Settlement Payment Date and continuing until the date on which the aggregate Net Proceeds (as such term is defined below) of such sales, as determined by JPMorgan, is equal to the absolute value of the Forward Cash Settlement Amount (such date, the “Final Resale Date”).  If the proceeds of any sale(s) made by JPMorgan, the Selling Agent or any underwriter(s), net of any fees and commissions (including, without limitation, underwriting or placement fees) customary for similar transactions under the circumstances at the time of the offering, together with carrying charges and expenses incurred in connection with the offer and sale of the Shares (including, without limitation, the covering of any over-allotment or short position (syndicate or otherwise)) (the “Net Proceeds”) exceed the absolute value of the Forward Cash Settlement Amount, JPMorgan will refund, in USD, such excess to Counterparty on the date that is three (3) Currency Business Days following the Final Resale Date, and, if any portion of the Settlement Shares remains unsold, JPMorgan shall return to Counterparty on that date such unsold Shares.

6.                                      If the Calculation Agent determines that the Net Proceeds received from the sale of the Registered Settlement Shares or Unregistered Settlement Shares or any Makewhole Shares, if any, pursuant to this paragraph 6 are less than the absolute value of the Forward Cash Settlement Amount (the amount in USD by which the Net Proceeds are less than the absolute value of the Forward Cash Settlement Amount being the “Shortfall” and the date on which such determination is made, the “Deficiency Determination Date”), Counterparty shall on the Exchange Business Day next succeeding the Deficiency Determination Date (the “Makewhole Notice Date”) deliver to JPMorgan, through the Selling Agent, a notice of Counterparty’s election that Counterparty shall either (i) pay an amount in cash equal to the Shortfall on the day that is one Currency Business Day after the Makewhole Notice Date, or (ii) deliver additional Shares.  If Counterparty elects to deliver to JPMorgan additional Shares, then Counterparty shall deliver additional Shares in compliance with the terms and conditions of paragraph 3 or paragraph 4 above, as the case may be (the “Makewhole Shares”), on the first Clearance System Business Day which is also an Exchange Business Day following the Makewhole Notice Date in such number as the Calculation Agent reasonably believes would have a market value on that Exchange Business Day equal to the Shortfall.  Such Makewhole Shares shall be sold by JPMorgan in accordance with the provisions above; provided that if the sum of the Net Proceeds from the sale of the originally delivered Shares and the Net Proceeds from the sale of any Makewhole Shares is less than the absolute value of the Forward Cash Settlement Amount then Counterparty shall, at its election, either make such cash payment or deliver to JPMorgan further Makewhole Shares until such Shortfall has been reduced to zero.

7.                                      Notwithstanding the foregoing, in no event shall the aggregate number of Settlement Shares for any Transaction be greater than the Reserved Shares minus the amount of any Shares actually delivered by Counterparty under any other Transaction under this Master Confirmation (the result of such calculation, the “Capped Number”).  Counterparty represents and warrants (which shall be deemed to be repeated on each day that a Transaction is outstanding) that the Capped Number is equal to or less than the number of Shares determined according to the following formula:

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A — B

Where             A  =                          the number of authorized but unissued shares of Counterparty that are not reserved for future issuance on the date of the determination of the Capped Number; and

B  =                          the maximum number of Shares required to be delivered to third parties if Counterparty elected Net Share Settlement of all transactions in the Shares (other than Transactions in the Shares under this Master Confirmation) with all third parties that are then currently outstanding and unexercised.

“Reserved Shares” means initially, [      ] Shares.  The Reserved Shares may be increased or decreased in a Supplemental Confirmation.

If at any time, as a result of this paragraph 7, Counterparty fails to deliver to JPMorgan any Settlement Shares, Counterparty shall, to the extent that Counterparty has at such time authorized but unissued Shares not reserved for other purposes, promptly notify JPMorgan thereof and deliver to JPMorgan a number of Shares not previously delivered as a result of this paragraph 7.  Counterparty agrees to use commercially reasonable efforts to cause the number of authorized but unissued Shares to be increased, if necessary, to an amount sufficient to permit Counterparty to fulfill its obligation to deliver any Settlement Shares.

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ANNEX B

COMMUNICATIONS PROCEDURES

August 7, 2014

I.                                        Introduction

PHH Corporation (“Counterparty”) and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”), have adopted these communications procedures (the “Communications Procedures”) in connection with entering into the Master Confirmation (the “Master Confirmation”), dated as of August 7, 2014, between JPMorgan and Counterparty relating to Collared Accelerated Share Repurchase transactions.  These Communications Procedures supplement, form part of, and are subject to the Master Confirmation.

II.                                   Communications Rules

For each Transaction, from the Trade Date for such Transaction until the date all payments or deliveries of Shares have been made with respect to such Transaction, Counterparty and its Employees and Designees shall not engage in any Program-Related Communication with, or disclose any Material Non-Public Information to, any EDG Trading Personnel.  Except as set forth in the preceding sentence, the Master Confirmation shall not limit Counterparty and its Employees and Designees in their communication with Affiliates and Employees of JPMorgan, including, without limitation, Employees who are EDG Permitted Contacts.

III.                              Termination

If, in the sole judgment of any EDG Trading Personnel or any Affiliate or Employee of JPMorgan participating in any Communication with Counterparty or any Employee or Designee of Counterparty, such Communication would not be permitted by these Communications Procedures, such EDG Trading Personnel or Affiliate or Employee of JPMorgan shall immediately terminate such Communication.  In such case, or if such EDG Trading Personnel or Affiliate or Employee of JPMorgan determines following completion of any Communication with Counterparty or any Employee or Designee of Counterparty that such Communication was not permitted by these Communications Procedures, such EDG Trading Personnel or such Affiliate or Employee of JPMorgan shall promptly consult with his or her supervisors and with counsel for JPMorgan regarding such Communication.  If, in the reasonable judgment of JPMorgan’s counsel following such consultation, there is more than an insignificant risk that such Communication could materially jeopardize the availability of the affirmative defenses provided in Rule 10b5-1 under the Exchange Act with respect to any ongoing or contemplated activities of JPMorgan or its Affiliates in respect of any Transaction pursuant to the Master Confirmation, it shall be an Additional Termination Event pursuant to Section 19(a) of the Master Confirmation, with Counterparty as the sole Affected Party and all Transactions under the Master Confirmation as Affected Transactions.

IV.                               Definitions

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Master Confirmation.  As used herein, the following words and phrases shall have the following meanings:

“Communication” means any contact or communication (whether written, electronic, oral or otherwise) between Counterparty or any of its Employees or Designees, on the one hand, and JPMorgan or any of its Affiliates or Employees, on the other hand.

“Designee” means a person designated, in writing or orally, by Counterparty to communicate with JPMorgan on behalf of Counterparty.

“EDG Permitted Contact” means any of Mr. David Aidelson, Mr. Gregory Batista, Mr. Elliot Chalom, Mr. Steven Seltzer, Mr. Noah L. Wynkoop and Mr. Jason Shrednick or any of their designees; provided that JPMorgan may amend the list of EDG Permitted Contacts by delivering a revised list of EDG Permitted Contacts to Counterparty.

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“EDG Trading Personnel” means Mr. Graham Orton, Mr. Michael Tatro and any other Employee of the public side of the Equity Derivatives Group of J.P. Morgan Chase & Co.; provided that JPMorgan may amend the list of EDG Trading Personnel by delivering a revised list of EDG Trading Personnel to Counterparty; and provided further that, for the avoidance of doubt, the persons listed as EDG Permitted Contacts are not EDG Trading Personnel.

“Employee” means, with respect to any entity, any owner, principal, officer, director, employee or other agent or representative of such entity, and any Affiliate of any of such owner, principal, officer, director, employee, agent or representative.

“Material Non-Public Information” means information relating to Counterparty or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Counterparty to its shareholders or in a press release, or contained in a public filing made by Counterparty with the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares.  For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets and similar matters.

“Program-Related Communication” means any Communication the subject matter of which relates to the Master Confirmation or any Transaction under the Master Confirmation or any activities of JPMorgan (or any of its Affiliates) in respect of the Master Confirmation or any Transaction under the Master Confirmation.

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